EXHIBIT 10.17

SOLPOWER CORPORATION                                            CORPORATE OFFICE
Manufacturers and Distributors of             7309 East Stetson Drive, Suite 102
Solpower Products and Technologies                     Scottsdale, Arizona 85251
                                                               Tel  602-947-6366
                                                                    888-289-8866
                                                                Fax 602-947-6324
                                                                www.solpower.com
                                                       e-mail: info@solpower.com

June 12, 1999


Dominion Capital Pty. Ltd.
39 De Havilland Road
Modialloc 3195
Victoria, Austrialia

Attention: Mr. Peter Voss, President & Managing Director

Dear Sir:

Re:  Addendum to Acquisition Agreement dated June 17, 1998

Pursuant to an Acquisition Agreement (the "Agreement") dated June 17, 1998, between Solpower Corporation (the "Buyer") and Dominion Capital Pty. Ltd. (the "Seller") the Buyer acquired the exclusive sales, distribution, marketing and manufacturing rights for the Solpower product, SP34E (TM) for the United States, Mexico and Canada.

The Buyer and the Seller effective 1st day of January, 1999, have agreed to an addendum to the Agreement by adding the following to paragraph 4:

     The term of this Agreement shall commence with Buyer achieving ratable sales of SP34E and in no event later than July 1, 2000.

The Buyer and Seller have executed this Amendment Agreement as of the date first set forth above.

SOLPOWER CORPORATION                    DOMINION CAPITAL PTY. LTD.



/s/ James H. Hirst                      /s/ Peter Voss
----------------------------------      ----------------------------------
By: James H. Hirst                      By: Peter Voss
    President & CEO                         Chairman & Managing Director